Exhibit 4.06

STOCK PLEDGE AND SECURITY AGREEMENT

This STOCK PLEDGE AND SECURITY AGREEMENT ("Agreement") dated as of the 10th day of August, 1999, made by Steven J. Peskaitis (the "Pledgor"), in favor of Miller Capital Corporation, Stephen A McConnell, Jock Patton and Dickerson Wright (collectively, the "Secured Parties"), in connection with the Loan Agreement, the Note and the Guarantee (each as hereinafter defined).

RECITALS

A. LEXON Technologies, Inc., a Delaware corporation (the "Company"), is executing that certain Promissory Note dated the date hereof made in favor of Miller Capital Corporation in the original principal amount of $250,000, that certain Promissory Note dated the date hereof made in favor of Stephen A McConnell in the original principal amount of $125,000, that certain Promissory Note dated the date hereof made in favor of Jock Patton in the original principal amount of $125,000, and that certain Promissory Note dated the date hereof made in favor of Dickerson Wright in the original principal amount of $250,000 (collectively, the "Notes"), which Notes evidence certain loans made by the Secured Parties to the Company (the "Loans"), as set forth in that certain Securities Purchase Agreement dated the date hereof (the "Purchase Agreement") among the Company and the Secured Parties.

B. The Pledgor is the owner of one million five hundred thousand (1,500,000) shares (the "Pledged Shares") of common stock, $.001 par value, the Company, as further described in Schedule A attached hereto and incorporated herein by reference.

C. As a condition to the Secured Parties extending the Loans to the Company, the Pledgor has agreed to execute that certain guarantee dated the date hereof in favor of Miller Capital Corporation, Stephen A McConnell, Jock Patton and Dickerson Wright (the "Guarantee") and to pledge the Pledged Shares as security for the performance of the Pledgor's obligations under the Guarantee and the Company's obligations under the Notes.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Parties to extend the Loans to, or for the benefit of, the Company, the Pledgor hereby agrees with the Secured Parties as follows:

Section 1. Pledge, Assignment and Grant of Security. The Pledgor hereby assigns and pledges to the Secured Parties, and hereby grants to the Secured Parties, a first priority security interest in, all of Pledgor's right, title and interest in and to the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares and the proceeds of the foregoing (collectively, the "Collateral").

Section 2. Security for Obligations. This Agreement secures the payment and performance of all obligations of the Pledgor now or hereafter arising under the Guarantee and all obligations of the Company now or hereafter existing under the Notes, the Purchase Agreement and any of the other documents, instruments and agreements executed in connection with the transactions contemplated thereby, whether monetary or otherwise (collectively, the "Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by the Pledgor to the Secured Parties under the Guarantee or by Company to the Secured Parties under the Note but for the fact that they are unenforceable or not allowable owing to the existence of any bankruptcy, reorganization, or similar proceedings involving the Company or the Pledgor. For purposes of this Agreement, "Event of Default" shall mean the meaning ascribed thereto in the Purchase Agreement.

Section 3. Delivery of Collateral. All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Secured Parties and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Parties. The Secured Parties shall have the right, upon the occurrence of an Event of Default and with notice to the Pledgor, to transfer to or to register in the name of the Secured Parties or their respective nominees any or all of the Collateral, subject to the revocable rights specified in Section 6(a).

Section 4. Representations and Warranties. The Pledgor represents and warrants to the Secured Parties as follows:

(a) The Pledgor is the legal and beneficial owner of the Collateral free and clear of all liens, encumbrances and other charges except for the security interest created by this Agreement. The Pledgor is not aware of any effective financing statement or other document similar in effect covering all or any part of the Collateral that is on file in any recording office, except such as may have been filed in favor of the Secured Parties relating to this Agreement.

(b) No consent of any other person or entity and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by the Pledgor of the Collateral pursuant to this Agreement, for the grant by the Pledgor of the assignment and security interest granted hereby, or for the execution, delivery, or performance of this Agreement by the Pledgor; (ii) for the perfection or maintenance of the pledge, assignment, and security interest contemplated by this Agreement; or (iii) for the exercise by the Secured Parties of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with the disposition of any portion of the Collateral by laws affecting the offering and sale of securities generally).

(c) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

Section 5. Further Assurances.

(a) The Pledgor, from time to time, at the expense of the Company, shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that any or all of the Secured Parties may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable any or all of the Secured Parties to exercise and enforce its or their rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Pledgor will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as any or all of the Secured Parties may reasonably request, in order to perfect and preserve the pledge, assignment, and security interest granted or purported to be granted hereby.

(b) The Pledgor hereby authorizes the Secured Parties to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Pledgor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by applicable law.

(c) The Pledgor will furnish to the Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as any or all of the Secured Parties may reasonably request, all in reasonable detail.

Section 6. Voting Rights; Dividends; Etc.

(a) So long as no Event of Default shall have occurred and no event which, with the giving of notice or the lapse of time, or both, would become an Event of Default shall have occurred and be continuing:

(i) the Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; and

(ii) the Pledgor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Collateral; provided, however, that any and all

(A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable, or otherwise distributed in respect of, or in exchange for, any Collateral,

(B) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus, or paid-in-surplus, and

(C) cash paid, payable, or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Collateral, shall be, and shall be forthwith delivered to the Secured Parties to hold as Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Secured Parties, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Secured Parties as Collateral in the same form as so received (with any necessary endorsement or assignment).

(b) Upon the occurrence of an Event of Default, or upon the occurrence and during the continuation of an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default:

(i) all rights of the Pledgor to exercise or refrain from exercising the voting and other consensual rights which the Pledgor would otherwise be entitled to exercise pursuant to Section 6(a)(i) and to receive the dividends and interest payments which the Pledgor would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall cease, and all such rights shall thereupon become vested in the Secured Parties who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Collateral such dividends and interest payments; and

(ii) all dividends and interest payments which are received by the Pledgor contrary to the provisions of this Section 6(b) shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Secured Parties as Collateral in the same form as so received (with any necessary endorsement or assignment).

Section 7. Transfers and Other Liens. The Pledgor shall not (i) sell, assign (by operation of law or otherwise), or otherwise dispose of, or grant any option with respect to, any of the Collateral or (ii) create or permit to exist any mortgage, pledge, assignment, lien, charge or encumbrance of any kind upon or with respect to all or any portion of the Collateral, except for the security interest under this Agreement.

Section 8. Secured Parties Appointed Attorney-in-Fact. The Pledgor hereby irrevocably constitutes and appoints each of the Secured Parties as the Pledgor's attorney-in-fact, with full power of substitution and full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, after and during the continuation of any Event of Default, to take any action and to execute any instrument which any or all of the Secured Parties may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral;

(b) to receive, endorse, and collect any drafts or other instruments, documents, and chattel paper, in connection therewith; and

(c) to file any claims or take any action or institute any proceedings which the Secured Parties may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Parties with respect to any of the Collateral.

The Pledgor acknowledges that the constitution and appointment of the Secured Parties as attorney-in-fact pursuant to this Section 8 are so long as any of the Obligations remain outstanding, coupled with an interest and irrevocable.

Section 9. Secured Parties May Perform. If the Pledgor fails to perform any obligation contained herein, the Secured Parties, at Pledgor's expense, may perform, or cause performance of, such obligation.

Section 10. The Secured Parties' Duties. Powers conferred on the Secured Parties hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in their possession and the accounting for monies actually received by them hereunder, the Secured Parties shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Collateral, whether or not the Secured Parties have or are deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Secured Parties shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in their possession if such Collateral is accorded treatment substantially equal to that which the Secured Parties accords their own respective property.

Section 11. Remedies. If any Event of Default shall have occurred:

(a) The Secured Parties may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of Arizona at that time (the "Code") (whether or not the Code applies to the affected Collateral), and also may (i) require the Pledgor to, and the Pledgor shall at its expense and upon request of the Secured Parties forthwith, assemble all or any part of the Collateral as directed by the Secured Parties and make it available to the Secured Parties at a place to be designated by the Secured Parties which is reasonably convenient to the Secured parties and the Pledgor, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Parties' offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Parties may deem commercially reasonable. To the extent notice of sale shall be required by law, the Pledgor acknowledges that at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Parties shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Parties may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Any cash held by the Secured Parties as Collateral and all cash proceeds received by the Secured Parties in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Parties, be held by the Secured Parties as Collateral for, and/or then or any time thereafter be applied (after payment of any amounts payable to the Secured Parties pursuant to this Agreement) in whole or in part by the Secured Parties against, all or any part of the Obligations in such order as the Secured Parties shall elect. Any surplus of such cash or cash proceeds held by the Secured Parties and remaining after payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

Section 12. Amendments; Etc. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor from any term or provision hereof, shall in any event be effective unless the same shall be in writing and signed by the Secured Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 13. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, and facsimile transmissions) and mailed or transmitted or delivered, to the respective parties at their respective addresses as set forth below:

(i) if to the Pledgor:

Steven J. Peskaitis

c/o LEXON Technologies, Inc.

1401 Brook Drive

Downer's Grove, Illinos 60515

Attn: Steven J. Peskaitis

with a copy to:

Rieck and Crotty

55 West Monroe Street

Suite 3390

Chicago, Illinois 60603

Attn: Thomas W. Rieck

(ii) if to the Secured Parties:

Miller Capital Corporation

4909 East McDowell Road

Phoenix, AZ 85008

Attn: Rudy R. Miller

and

Stephen A McConnell

6700 E. Solano Drive

Paradise Valley, Arizona 85253

and

Jock Patton

5430 East Arcadia Lane

Phoenix, Arizona 85018

and

Dickerson Wright

14366 Twisted Branch Road

Poway, California 92064

with a copy to:

Squire, Sanders & Dempsey L.L.P.

Two Renaissance Square

40 North Central Avenue, Suite 2700

Phoenix, Arizona 85004-4441

Attention: Christopher D. Johnson

or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall be effective when deposited in the mails or delivered to the telegraph company, or sent, answer back received, respectively.

Section 14. Continuing Security Interest; Assignments Under Note. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the full payment and/or performance of the Obligations and the full payment of all other amounts payable under this Agreement, the Guarantee and/or the Note; (b) be binding upon the Pledgor and his heirs and personal representatives; and (c) inure to the benefit of, and be enforceable by, the Secured Parties and their successors, transferees, and assigns. Without limiting the generality of the foregoing clause (c), the Secured Parties may assign or otherwise transfer all or any portion of their respective rights and obligations under the Notes to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Secured Parties herein or otherwise. Upon the full payment and/or performance of the Obligations and the full payment all other amounts payable under this Agreement, the Guarantee and the Note, the security interest granted hereby shall terminate and all rights of the Secured Parties hereunder with respect to the Collateral shall revert to the Pledgor. Upon any such termination, the Secured Parties will, at the Pledgor's expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

Section 15. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona (other than laws in respect of conflict of laws). Unless otherwise defined herein or in the Note, terms used in the Code are used herein as therein defined.

Section 16. Return of Payments. The Pledgor expressly agrees that to the extent that the Company makes a payment or payments under any or all of the Notes, or to the extent that the Pledgor makes a payment or payment under the Guarantee, or to the extent that any or all of the Secured Parties exercises its rights hereunder in respect of the Collateral, and any such payment or payments or exercise of rights hereunder in respect of the Collateral, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments or exercise of rights hereunder in respect of the Collateral, the obligations of the Company under the Note intended to be satisfied by such payment or payments or exercise of rights hereunder in respect of the Collateral, or the obligations of the Pledgor under the Guarantee intended to be satisfied by such payment or payments or exercise of rights hereunder in respect of the Collateral, shall be revived and continued in full force and effect as if said payment or payments had not been made.

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IN WITNESS WHEREOF, the Pledgor has executed and delivered this Agreement as of the date first above written.

______________________________

Steven J. Peskaitis

STATE OF )

) ss.

County of )

The foregoing instrument was acknowledged before me this ___ day of August, 1999, by Steven J. Peskaitis, an individual.

_______________________________

Notary Public

My Commission Expires:

____________________

Schedule A

PLEDGED SHARES

Attached to and forming a part of that certain Stock Pledge and Security Agreement, by Steven J. Peskaitis, as Pledgor, in favor of Miller Capital Corporation, Stephen A McConnell, Jock Patton and Dickerson Wright, as Secured Parties.

Registered Owner: Steven J. Peskaitis

Issuer: LEXON Technologies, Inc., a Delaware corporation

Class of Stock: Common Stock, $.001 par value

Certificate Number: ________

Number of Shares: 1,500,000